Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

REALOGY CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-4381990
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State of incorporation or organization	IRS employer identification no.
Burrow Escrow Services, Inc.	California	33-0876967
Coldwell Banker Real Estate LLC	California	95-3656885
Coldwell Banker Residential Brokerage Company	California	95-3140237
Coldwell Banker Residential Real Estate LLC	California	95-3522685
Coldwell Banker Residential Referral Network	California	33-0196250
Cornerstone Title Company	California	33-0955745
Equity Title Company	California	95-3415676
Guardian Title Company	California	95-2951502
National Coordination Alliance LLC	California	33-0477770
Realogy Operations LLC	California	95-2699378
Referral Network Plus, Inc.	California	26-2299918
Valley of California, Inc.	California	94-1615655
West Coast Escrow Company	California	95-4037858
Colorado Commercial, LLC	Colorado	84-1539312
Guardian Title Agency, LLC	Colorado	84-1300104
NRT Colorado LLC	Colorado	84-1474328
Referral Network, LLC	Colorado	84-1541495
Associated Client Referral LLC	Delaware	26-0376602
Better Homes and Gardens Real Estate Licensee LLC	Delaware	26-1483161
Better Homes and Gardens Real Estate LLC	Delaware	26-1439164
Burgdorff LLC	Delaware	26-0376660
Burgdorff Referral Associates LLC	Delaware	26-0376767
Career Development Center, LLC	Delaware	20-5782611
Cartus Asset Recovery Corporation	Delaware	26-3108651
Cartus Corporation	Delaware	94-1717274

Cartus Partner Corporation	Delaware	26-1545145
CDRE TM LLC	Delaware	20-5122543
Century 21 Real Estate LLC	Delaware	95-3414846
CGRN, Inc.	Delaware	22-3652986
Coldwell Banker LLC	Delaware	33-0320545
Coldwell Banker Real Estate Services LLC	Delaware	26-0376845
Coldwell Banker Residential Brokerage LLC	Delaware	33-0722736
Domus Holdings Corp.	Delaware	20-8050955
Equity Title Messenger Service Holding LLC	Delaware	14-1871488
ERA Franchise Systems LLC	Delaware	22-3419810
First California Escrow Corp	Delaware	20-2923040
Franchise Settlement Services LLC	Delaware	20-0922030
Global Client Solutions LLC	Delaware	26-3051498
Guardian Holding Company	Delaware	20-0597637
Gulf South Settlement Services, LLC	Delaware	20-2668391
Jack Gaughen LLC	Delaware	26-0376973
Keystone Closing Services LLC	Delaware	23-2930568
NRT Arizona Commercial LLC	Delaware	20-3697457
NRT Arizona LLC	Delaware	20-3392792
NRT Arizona Referral LLC	Delaware	20-3697479
NRT Columbus LLC	Delaware	31-1794070
NRT Commercial LLC	Delaware	52-2173782
NRT Commercial Utah LLC	Delaware	87-0679989
NRT Development Advisors LLC	Delaware	20-0442165
NRT Devonshire LLC	Delaware	26-2333684
NRT Hawaii Referral, LLC	Delaware	20-3574360
NRT LLC	Delaware	33-0769705
NRT Mid-Atlantic LLC	Delaware	26-0393458

NRT Missouri LLC	Delaware	64-0965388
NRT Missouri Referral Network LLC	Delaware	26-0393293
NRT New England LLC	Delaware	04-2154746
NRT New York LLC	Delaware	13-4199334
NRT Northfork LLC	Delaware	26-0840964
NRT Philadelphia LLC	Delaware	27-3478613
NRT Pittsburgh LLC	Delaware	26-0393427
NRT Referral Network LLC	Delaware	80-0506617
NRT Relocation LLC	Delaware	20-0011685
NRT REOExperts LLC	Delaware	26-2707374
NRT Settlement Services of Missouri LLC	Delaware	26-0006000
NRT Settlement Services of Texas LLC	Delaware	52-2299482
NRT Sunshine Inc.	Delaware	51-0455827
NRT Utah LLC	Delaware	87-0679991
ONCOR International LLC	Delaware	20-5470167
Real Estate Referral LLC	Delaware	26-0393629
Real Estate Referrals LLC	Delaware	26-0393668
Real Estate Services LLC	Delaware	22-3770721
Realogy Franchise Group LLC	Delaware	20-4206821
Realogy Global Services LLC	Delaware	22-3528294
Realogy Licensing LLC	Delaware	22-3544606
Realogy Services Group LLC	Delaware	20-1572338
Realogy Services Venture Partner LLC	Delaware	20-2054650
Secured Land Transfers LLC	Delaware	26-0184940
Sotheby’s International Realty Affiliates LLC	Delaware	20-1077136
Sotheby’s International Realty Licensee LLC	Delaware	20-1077287
Sotheby’s International Realty Referral Company, LLC	Delaware	20-4568253
Title Resource Group Affiliates Holdings LLC	Delaware	20-0597595

Title Resource Group Holdings LLC	Delaware	22-3868607
Title Resource Group LLC	Delaware	22-3680144
Title Resource Group Services LLC	Delaware	22-3788990
Title Resources Incorporated	Delaware	76-0594000
TRG Services, Escrow, Inc.	Delaware	26-1512603
World Real Estate Marketing LLC	Delaware	26-3623204
WREM, Inc.	Delaware	27-1798705
Referral Network LLC	Florida	59-2541359
St. Joe Title Services LLC	Florida	59-3508965
The Sunshine Group (Florida) Ltd. Corp.	Florida	13-3329821
Coldwell Banker Commercial Pacific Properties LLC	Hawaii	99-0335507
Coldwell Banker Pacific Properties LLC	Hawaii	99-0323981
NRT Insurance Agency, Inc.	Massachusetts	04-3332208
Referral Associates of New England LLC	Massachusetts	04-3079542
Mid-Atlantic Settlement Services LLC	Maryland	52-1851057
Sotheby’s International Realty, Inc.	Michigan	38-2556952
Burnet Realty LLC	Minnesota	41-1660781
Burnet Title LLC	Minnesota	41-1926464
Burnet Title Holding LLC	Minnesota	41-1840763
Home Referral Network LLC	Minnesota	41-1685091
Market Street Settlement Group LLC	New Hampshire	02-0505642
The Sunshine Group, Ltd.	New York	13-3329821
Coldwell Banker Residential Referral Network, Inc.	Pennsylvania	25-1485174
TRG Settlement Services, LLP	Pennsylvania	25-1810204
J. W. Riker-Northern R. I., Inc.	Rhode Island	05-0402949
Lakecrest Title, LLC	Tennessee	38-3682041
Alpha Referral Network LLC	Texas	33-0443969
American Title Company of Houston	Texas	75-2477592

ATCOH Holding Company	Texas	76-0452401
NRT Texas LLC	Texas	75-2412614
Processing Solutions LLC	Texas	76-0006215
TAW Holding Inc.	Texas	76-0593996
Texas American Title Company	Texas	74-1909700
Waydan Title, Inc.	Texas	76-0443701

One Campus Drive Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip code)

13.375% Senior Subordinated Notes due 2018

and Guarantees of 13.375% Senior Subordinated Notes due 2018

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 16th day of May, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ RAYMOND K.O’NEIL
Name:	RAYMOND K.O’NEIL
Title:	SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,000
Interest-bearing balances	151
Securities:
Held-to-maturity securities	7
Available-for-sale securities	754,025
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	70,300
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,168
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	216,233
Other assets	159,872

Total assets	$2,068,070

1

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	235,783
Total liabilities	504,974
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	438,997
Accumulated other comprehensive income	1,579
Other equity capital components	0
Not available
Total bank equity capital	1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,563,096

Total liabilities and equity capital	2,068,070

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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